Exhibit 10.8

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”), dated as of August 9th, 2012, is made by and among Players Network, a Nevada corporation with offices at 1771 E. Flamingo Road, Suite 201A, Las Vegas, NV 89119 (the “Company”), and Continental Equities, LLC, a New York limited liability company with offices at 888 7th Avenue, 20th Floor, New York, NY 10106. (together with its successors and permitted assigns, collectively, the “Investor”).

RECITALS

The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Investor wish to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, (i) secured convertible notes in the form attached hereto as Exhibit A in the initial aggregate principal amount of $50,000,000 (the “Notes”), and (ii) warrants to purchase an aggregate of up to 200,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.18 per share in the form attached hereto as Exhibit B (the “Warrants,” and together with the Notes, the “Closing Securities”).

Contemporaneous with the sale of the Closing Securities, the parties shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide the Investor with certain registration rights under the Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Notes.

NOW, THEREFORE, the Company and the Investor mutually agree as follows.

Article 1

PURCHASE OF THE NOTES AND THE WARRANTS

1.1              Issuance of Closing Securities. Subject to the terms and conditions of this Agreement, on the Closing Date, the Investor, or its designee, shall purchase from the Company, and the Company shall sell and issue to Investor, the Closing Securities in exchange for a cash payment by Investor of $50,000.00 (the “Purchase Price”).

1.2              Closing. The closing (the “Closing”) of the purchase and sale of the Closing Securities shall take place simultaneously with the execution of this Agreement or at such other time as the Company and the Investor may mutually agree (the date on which the Closing occurs, the “Closing Date”) at the offices of Edwards Wildman Palmer LLP, 750 Lexington Avenue, New York, NY 10022, or at such other location as the Company and the Investor shall mutually agree. At the Closing, the Company shall deliver to the Investor the Notes and the Warrants, each registered in such name or names as the Investor may designate, together with the Registration Rights Agreement. On the Closing Date, the Investor shall deliver the Purchase Price to the Company, payable by good check or wire transfer in same day funds to an account in a bank located in the United States of America specified by the Company in writing.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions attached hereto (the “Schedule of Exceptions”) the statements contained in this Article 2 are true and correct as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date). The Schedule of Exceptions shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 2, but any information disclosed under any section or subsection of the Schedule of Exceptions shall be deemed to be disclosed into any other section or subsection to the extent that such other section or subsection is reasonably cross-referenced or the relevance to such other section or subsection is reasonably apparent on the face of the disclosure.

2.1              Organization, Qualifications and Corporate Power. The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Nevada and, except as set forth in Schedule 2.1, is licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company and each of its Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and in the case of the Company, to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, and any other agreements contemplated or necessitated hereby to which it is a party (collectively, the “Transaction Documents”). The Company has the corporate power and authority to issue, sell and deliver the Closing Securities, to issue and deliver the shares of Common Stock issuable upon conversion of the Notes (the “Note Shares”), and to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

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2.2              Authorization.

(a)                The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, the issuance, sale and delivery of the Closing Securities by the Company and the reservationof the Note Shares and Warrant Shares by the Company have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended to date (the “Charter”), or the By-laws of the Company, as amended to date (the “By-laws”), or any provision of any indenture, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets is bound, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries.

(b)               The Closing Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and (ii) general equity principles.

2.3              Capitalization.

(a)                The Company is authorized by its Charter to issue up to 162,873,347 shares of capital stock, of which (i) 150,000,000 shares are designated as Common Stock, and (ii) 2,000,000 shares are designated Series A Preferred Stock, par value $.001 and 10,873,347 shares are designated as preferred stock, par value $0.001 per share (collectively the “Preferred Stock”). As of the Closing Date, there are _________ shares of Common Stock issued and outstanding, 2,000,000 shares of Series A Preferred Stock issued and outstanding and 4,349,339 shares of Series B Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Note Shares and Warrant Shares issuable upon conversion of the Notes and exercise of the Warrants, respectively, have been duly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Notes and the Warrants, respectively, will be validly issued, fully paid and non-assessable; and the issuance of Note Shares and Warrant Shares upon conversion of the Notes and exercise of the Warrants, respectively, will not be subject to any preemptive or similar rights.

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(b)               The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company’s Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in Schedule 2.3(b), there is no commitment by the Company or any of its Subsidiaries to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Company’s Charter or as set forth in the attached Schedule 2.3(b), (i) no Person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company or any of its Subsidiaries is authorized or outstanding and (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the attached Schedule 2.3(b), to the Company’s knowledge there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its Subsidiaries (whether or not the Company or such Subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

(c)                The outstanding shares of Common Stock are traded only on the OTCQB Market.

(d)               Except as set forth in Schedule 2.3(d), the Company has not granted registration rights to any holder of Common Stock or any holder of any right to acquire Common Stock (whether by subscription right, warrant, option, convertible security or other right (contingent or otherwise)), that would be triggered by the consummation of the transactions contemplated in this Agreement or any of the other Transaction Documents, or the performance of the Company’s obligations hereunder or thereunder, in each case that have not been satisfied or waived prior to the Closing Date.

2.4              Subsidiaries. Except as set forth on Schedule 2.4, the Company has no direct or indirect Subsidiaries. Each direct or indirect Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. Each direct or indirect Subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a MAC. Except as set forth on Schedule 2.4, each direct or indirect Subsidiary of the Company is directly or indirectly wholly-owned by the Company.

2.5              Legal Proceedings. Except as set forth in Schedule 2.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the knowledge of the Company, threatened against the Company which, if adversely determined, would materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

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2.6              SEC Documents; Financial Statements.

(a)                The Company is and has been for not less than one year prior to the date hereof a mandatory reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)..

(b)               The Company has never been a “shell company” as such term is given meaning under Rule 12b-2 promulgated under the Exchange Act or Rule 144(i) promulgated under the Securities Act.

(c)                Except as set forth on Schedule 2.6, during the five (5) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Except for those portions of exhibits to documents filed with the Commission with respect to which the Company requested confidential treatment under the rules of the Commission, the Company has delivered to the Investor and/or their representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)               As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. All such financial statements filed with the Commission have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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2.7              Absence of Changes. Since March 31, 2012, (a) there has not been any change, effect, event or occurrence resulting in a material adverse effect on the business, financial condition or results of operations of the Company that has not been disclosed in the Company’s reports filed with the Commission prior to the date of this Agreement, and (b) the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business or (iii) had capital expenditures outside of the ordinary course of business in excess of $10,000 individually or in the aggregate (provided that, for the avoidance of doubt, purchases of cable boxes shall be considered capital expenditures within the ordinary course of the Company’s business). The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 2.7, “Insolvent” means, with respect to any Person, (w) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness (other than any future lease liabilities as such exist on the date hereof), (x) the Person is unable to pay its debts and liabilities (other than any future lease liabilities as such exist on the date hereof), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (y) such Person intends to incur or believes that it will incur debts (other than any future lease liabilities as such exist on the date hereof) that would be beyond its ability to pay as such debts mature or (z) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

2.8              Title to Assets; Sufficiency of Assets. Except as set forth in Schedule 2.8, the Company and its Subsidiaries have good, valid and marketable title to all real property and good, valid and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and material defects except such as would not materially affect the value of such property to, or materially interfere with the use made and currently proposed to be made of such property by, the Company and its Subsidiaries taken as a whole. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries. The rights, properties and other assets presently owned, leased or licensed by the Company and its Subsidiaries include all rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct the business in the same manner as such business is currently being conducted and is currently proposed to be conducted.

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2.9              Intellectual Property Rights. Except as set forth in Schedule 2.9, the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, “Intellectual Property Rights”), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth in Schedule 2.9, none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person or has knowledge that the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights that if proven would have or result in a MAC. The Company and its Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

2.10          Subsidiary Rights. Except as provided on Schedule 2.10, the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries.

2.11          Internal Accounting and Disclosure Controls. Except as provided on Schedule 2.11, the Company and each of its Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance (i) that the records are maintained in reasonable detail to accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the financial statements of the Company. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 promulgated under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

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2.12          Insurance. The Company and its Subsidiaries have in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow them to replace any of their properties that might be damaged or destroyed. Schedule 2.12 sets forth a true, correct and complete list of all insurance policies maintained as of the Closing by or on behalf of the Company and its Subsidiaries, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits, deductibles/retentions and expiration date of each policy, and sets forth a list of all claims made under such policies for the previous three (3) years. All such insurance policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default with respect to any material obligations under any such insurance policy so as to cause a loss of coverage, including nonpayment of premiums. Neither the Company nor any Subsidiary has received written notice of cancellation, non-renewal or termination in respect of any such policy, and neither the Company nor any Subsidiary has knowledge of any basis for such cancellation, non-renewal, termination or loss of coverage. There have been no time periods in the last twenty-four (24) months in which the Company or its Subsidiaries have lacked its customary coverage under its insurance policies, as in effect from time to time during its existence.

2.13          Compliance with Privacy Laws.

(a)                For purposes of this Agreement:

(i)                 “Foreign Privacy Laws” shall mean (a) the Directive 95/46/EC of the Parliament and of the Council of the European Union of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “Directive”), (b) the corresponding national rules, regulations, codes, orders, decrees and rulings thereunder of the member states of the European Union and (c) any rules, regulations, codes, orders, decree, and rulings thereunder related to privacy, data protection or data transfer issues implemented in other countries, including, without limitation, those laws implemented in Australia, Canada, the Czech Republic, Hungary, Iceland, Latvia, Lithuania, New Zealand, Norway, Poland, Slovakia, Slovenia or Switzerland.

(ii)               “Data Subject” shall have the meaning set forth in Article 2(a) of the Directive.

(iii)             “Personal Data” shall have the meaning set forth in Article 2(a) of the Directive.

(iv)             “Safe Harbor Filing” shall mean the “certification of adherence to the safe harbor” as filed with the U.S. Department of Commerce under the safe harbor framework set forth in 65 Federal Register 45666 (the “Safe Harbor Framework”).

(v)               “US Privacy Laws” means any rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States or any department, agency, bureau or other administrative or regulatory body obtaining authority from any of the foregoing that relate to privacy, data protection or data transfer issues, including all implementing laws, ordinances, regulations, or guidelines including, without limitation the Financial Modernization Act (Gramm-Leach-Bliley Act) of 2000, as amended; Identity Theft Red Flag Rules under the Fair and Accurate Credit Transactions Act of 2003; the Privacy Act of 1974, as amended; the Family Education Rights and Privacy Act of 1974, as amended; the Right to Financial Privacy Act of 1978, as amended; the Privacy Protection Act of 1980, as amended; the Cable Communications Policy Act of 1984, as amended; the Electronic Communications Privacy Act of 1986, as amended; the Video Privacy Protection Act of 1988, as amended; the Telephone Consumer Protection Act of 1991, as amended; the Driver’s Privacy Protection Act of 1994, as amended; the Communications Assistance for Law Enforcement Act of 1994, as amended; the Telecommunications Act of 1996, as amended; the Health Insurance Portability and Accountability Act (HIPAA) of 1996, as amended; the Children’s Online Privacy Protection Act (COPPA) of 1998, as amended; and all applicable state privacy, security, data protection and destruction, and data breach notification statutes and regulations, including without limitation, M.G.L. c. 93H and I, and the Standards for the Protection of Personal Information of Residents of the Commonwealth of Massachusetts, 201 CMR 17.00 (the “MA Security Regs.”).

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(b)               All websites established or maintained by the Company and its Subsidiaries that are accessible to individuals contain privacy statements advising them how their Personal Information will be used, collected, stored and protected. The Company and its Subsidiaries do not store or maintain Personal Information received via their website, except in a manner consistent with its published privacy policies and in a manner that provides safe and secure storage and protection of such Personal Information.

(c)                (e) The Company and its Subsidiaries have entered into written agreements with all of their relevant vendors, service providers and other entities (“Company Third Party Service Providers”), to which either of them provides Personal Information, that require Company Third Party Service Providers to protect such Personal Information in a manner that is substantially similar to the protections that the Company is required by law, or pursuant to its published privacy policies, to provide to the individuals involved or to the Company and its Subsidiaries.

(d)               The Company and its Subsidiaries are, and will be, from the date hereof through the Closing Date, and will continue after the closing to be in compliance with all US Privacy Laws and Foreign Privacy Laws. With regard to compliance with Foreign Privacy Laws, the Company and its Subsidiaries have, at all times, (i) notified the relevant authorities charged with the supervision and/or enforcement of such Foreign Privacy Laws of its activities related to the processing of Personal Data (“Data Processing Activities”), prior to engaging in any such Data Processing Activities, (ii) processed Personal Data fairly, lawfully and for specified, explicit and legitimate purposes, (iii) obtained all necessary consents of the Data Subjects in a form appropriate for each jurisdiction that requires such consent, (iv) implemented technical and organizational security measures ensuring a level of security appropriate to the risks represented by the Data Processing Activities and the nature of the data to be protected, (v) implemented technical and organizational measures sufficient to allow Data Subjects to access Personal Data for the purposes of objecting to and rectifying errors in Personal Data, (vi) implemented appropriate technical and organizational measures sufficient to protect Personal Data against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access or any unlawful forms of processing, (vii) ensured that any third parties responsible for processing its Personal Data have implemented technical and organizational measures similar to those set forth in clauses (v) and (vi) above, and (viii) ensured that, in the event of a transfer of Personal Data to another country that does not adequately protect Personal Data (as specified by the country in which the Personal Data originates), (A) the recipient of such Personal Data has implemented reasonable technical and organizational measures to protect personal data against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access or any unlawful forms of processing, (B) all effected Data Subjects have validly consented to the transfer of Personal Data to the recipient, or (C) any recipient of such Personal Data located in the United States has made a valid Safe Harbor Filing, or entered into an appropriate data protection agreement, if required, or (D) or implemented other legitimate cross-border data transfer mechanisms.

(e)                No action, suit, proceeding, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or any Subsidiary, nor to the knowledge of the Company or any Subsidiary threatened against the Company or any of its Subsidiary, relating to Foreign Privacy Laws or US Privacy Laws; nor has the Company or any Subsidiary incurred any liabilities (whether accrued, absolute, contingent or otherwise) under any Foreign Privacy Laws or US Privacy Laws.

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(f)                With regard to compliance with Foreign Privacy Laws, the Company, and each of its Subsidiaries, have at all times (i) notified the competent national supervising authorities charged with the supervision and/or enforcement of such Foreign Privacy Laws of their activities related to the processing of Personal Data (“Data Processing Activities”), prior to engaging in any such Data Processing Activities, (ii) processed Personal Data fairly, lawfully and for specified, explicit and legitimate purposes, (iii) obtained all necessary consents of the Data Subjects in a form appropriate for the jurisdiction which requires such consent, (iv) implemented technical and organizational security measures ensuring a level of security appropriate to the risks represented by the Data Processing Activities and the nature of the data to be protected, (v) implemented technical and organizational measures sufficient to allow Data Subjects to access Personal Data for the purposes of objecting to and rectifying errors in Personal Data, (vi) implemented appropriate technical and organizational measures sufficient to protect Personal Data against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access or any unlawful forms of processing, (vii) ensured that any third parties responsible for processing its Personal Data have implemented technical and organizational measures similar to those set forth in clauses (v) and (vi) above and (viii) ensured that, in the event of a transfer of Personal Data to another country that does not adequately protect Personal Data (as specified by the country in which the Personal Data originates), (1) the recipient of such Personal Data has implemented reasonable technical and organizational measures to protect personal data against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access or any unlawful forms of processing, (2) all effected Data Subjects have validly consented to the transfer of Personal Data to the recipient or (3) any recipient of such Personal Data located in the United States has made a valid Safe Harbor Filing.

2.14          Brokers and Finders. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company or any of its Subsidiaries is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or any of the Transaction Documents.

2.15          Material Contracts. Except as set forth on Schedule 2.15, the Company neither has, nor offered to a third party nor is bound by:

(a)                any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b)               any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c)                any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

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(d)               any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)                any management service, consulting or any other similar type contract;

(f)                any agreement, contract or commitment limiting the freedom of the Company to engage in any line of business or to compete with any Person;

(g)               any agreement, contract or commitment not entered into in the ordinary course of business which involves $10,000 or more that is not filed with the SEC and listed on the Company’s most recent SEC Form 10K as a material contract, and is not cancelable without penalty or premium within 30 days; or

(h)               any agreement, contract or commitment that might reasonably be expected to have a potential adverse impact on the business or operations of Company.

Each contract or agreement to which the Company is a party or by which it is bound, whether or not required to be set forth on Schedule 2.14, is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Company has not violated any of the terms or conditions of any contract or agreement to which it is a party or by which it is bound, whether or not required to be set forth on Schedule 2.14, in any material respect, and, to the Company’s knowledge, all of the covenants to be performed by any other party thereto have been fully performed.

2.16          Taxes. Except as set forth on Schedule 2.15, the Company has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to the Company. Such returns and reports reflect accurately all liability for taxes of the Company for the periods covered thereby. Except as set forth on Schedule 2.15, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, the Company have been fully paid and fully provided for in the books and financial statements of the Company. No examination of any tax return of the Company is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company. The Company is not a party to any tax sharing contracts, agreements or arrangements.

2.17          Disclosure. All disclosure provided to the Investor regarding the Company, its Subsidiaries, its business and the transactions contemplated hereby, including in the Schedule of Exceptions, furnished by or on behalf of the Company, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists (other than the consummation of the transactions contemplated hereby) with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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Article 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Investor represents and warrants to the Company that the statements contained in this Article 3 are true and correct as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such other specified date).

3.1              Investor is an “accredited investor” as defined by Rule 501 of Regulation D, and Investor is capable of evaluating the merits and risks of its investment in the Closing Securities and has the ability and capacity to protect its interests.

3.2              Investor understands that, except as provided in the Registration Rights Agreement, the Closing Securities, the Note Shares and the Warrant Shares have not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the Commission, the statutory basis for the exception claimed would not be present if any of the representations and warranties of Investor contained in this Agreement are untrue or, notwithstanding the Investor’s representations and warranties, the Investor currently has in mind acquiring any of the Closing Securities for resale upon the occurrence or non-occurrence of some predetermined event.

3.3              Investor is purchasing the Closing Securities and, in the event that the Investor should acquire any Note Shares or Warrant Shares, will be acquiring such Note Shares or Warrant Shares, as applicable, as principal for its own account, and not for the benefit of any other Person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the Closing Securities, Note Shares and Warrant Shares, as applicable, in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Closing Securities, Note Shares and Warrant Shares is not a liquid investment.

3.4              Investor confirms that Investor has had the opportunity to ask questions of, and receive answers from, the Company or any authorized Person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Investor. In connection therewith, Investor acknowledges that Investor has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized Person acting on its behalf. Investor has received and reviewed all the information concerning the Company and the Closing Securities, both written and oral, that Investor desires.

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3.5              Investor has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Investor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.6              Investor has considered the suitability of this investment and the transactions contemplated by this Agreement for the Investor’s particular federal, state, and local tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Investor..

3.7              Investor acknowledges that an investment in the Closing Securities is speculative and involves a high degree of risk and that Investor can bear the economic risk of the acceptance of the Closing Securities, including a total loss of its investment. Investor recognizes and understands that no federal or state, agency has recommended or endorsed the purchase of the Closing Securities. Investor acknowledges that it has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Closing Securities and of making an informed investment decision with respect thereto.

3.8              The principal place of business of the Investor is correctly set forth on the first page of this Agreement.

Article 4

CONDITIONS RELATING TO THE CLOSING

4.1              Conditions to the Obligations of the Investor at the Closing. The several obligations of each Investor to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction of the following conditions as of the Closing Date, unless any such conditions are waived by such Investor prior to or on the Closing Date:

(a)                Investor Approvals. The Investor shall have received all requisite approvals to consummate the transactions contemplated by this Agreement, including from their respective investment committees.

(b)               Due Diligence. The Investor shall have completed all business, legal, accounting and technical due diligence to their sole satisfaction.

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(c)                Transaction Documents. The Company shall have delivered to the Investor a counterpart of each of the Transaction Documents, in each case duly executed by an authorized representative of the Company, with each such Transaction Document to be in a form mutually satisfactory to the Company and the Investor.

(d)               Absence of Certain Changes.

(i)                 The Company shall have delivered to the Investor a certificate of its chief executive officer and chief financial officer, each a duly appointed and acting officer of the Company, dated as of the Closing Date, certifying on behalf of the Company the absence of:

(A)             any event that has occurred or circumstance that exists which has had or could reasonably be expected to result in a MAC; and

(B)              any event that has occurred or circumstance that exists which has had or could reasonably be expected to result in a Market MAC.

(ii)               The Investor shall not have become aware of any information that, in the good faith determination of the Investor, could reasonably be deemed to be materially unfavorable to the Company or any of its Subsidiaries.

(e)                Consents, Permits, and Waivers. The Company shall have obtained any and all approvals, consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

(f)                Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Closing Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

(g)               Representations, Warranties and Covenants. The representations and warranties made by the Company in Article 2 hereof and in the other Transaction Documents shall be true and correct when made, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of that date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. As of the Closing Date, Company shall have delivered a certificate to the foregoing effect to the Investor, duly executed on behalf of the Company by an authorized officer thereof.

(h)               Secretary’s Certificate. The Company shall have delivered to the Investor a certificate of the Company’s Secretary dated as of the Closing Date, certifying on behalf of the Company the following:

(i)                 Copies of all of the Company’s resolutions adopted by the Company’s Board of Directors and shareholders approving the issuance and sale of the Closing Securities and authorizing the transactions contemplated hereby and the other Transaction Documents;

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(ii)                 Attesting as to the incumbency and signature of the officers of the Company who have authority to execute this Agreement and the other Transaction Documents;

(iii)                 Certifying as being complete and correct the copies attached to such certificate of the Company’s Charter and Bylaws; and

(iv)                 A Certificate of Good Standing of the Company from the Nevada Secretary of State, dated as of a date not earlier than three (3) calendar days prior to the Closing Date.

(i)                 Insurance Certificates. The Company shall have delivered to the Investor evidence of all insurance policies and endorsements thereto required by Section 5.10 of this Agreement.

(j)                 Account Control Agreements. The Company shall have obtained account control agreements from each depository bank where the Company maintains a bank account, in each case for the benefit of the Investor, in form and substance reasonably acceptable to the Investor, which shall become operative on the Closing Date.

(k)               Other Documents. The Company shall have delivered to the Investor such other documents and instruments relating to the transactions contemplated by this Agreement as the Investor or their counsel may reasonably request.

(l)                 Opinion of Counsel to the Company. The Investor shall have received an opinion of counsel to the Company reasonably satisfactory to the Investor.

Article 5

AFFIRMATIVE COVENANTS

For so long as any Note or Warrant remains outstanding or any Investor holds any Note Shares or Warrant Shares, the Company shall comply with each of the following affirmative covenants, unless, in any given instance, any such affirmative covenant is waived in writing by the Investor:

5.1              Information Rights.

(a)                At any time that any of the conditions specified in Section 5.1(c) are satisfied, The Company shall furnish to the Investor, as soon as practicable following the conclusion of each month, an unaudited, consolidated income statement and statement of cash flows for such month, and an unaudited, consolidated balance sheet and statement of stockholders’ equity as of the end of such month, together with a management report with respect thereto and such other information as the Investor may reasonably request.  Each such financial statement shall be prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

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(b)               In addition to the foregoing, the Investor, or representatives thereof, shall have the right, upon advance notice and during normal business hours, to inspect the books and records of the Company for any proper purpose.

(c)                The Investors shall have the Information Rights provided by this Section 5.1 at any time that the Investors or their affiliates hold, in the aggregate $24,000 in value of (i) Notes, (ii) Note Shares, (iii) Warrant Shares, or (iv) has the power to vote Note Shares or Warrant Shares for the election of directors. For this purpose, the Notes shall be valued at face value, each Note Share shall be valued at the greater of the applicable conversion price or the then market price of the Note Share and each Warrant Share shall be valued at the greater of the applicable exercise price or the then market price of the Warrant Share. The market price of each Note Share or Warrant Share shall be the highest ask price if the shares are not traded on a national securities exchange or the highest ask price of a share of the Company’s common stock as quoted on any bulletin board or market on any of the 10 then most recent trading days in which such shares were quoted for sale.

5.2              Preemptive Rights.

(a)                In the event of any offering of New Securities (as defined below) by the Company, each Investor, for so long as the Notes, the Warrants or any Note Shares or Warrant Shares remain outstanding, shall have the right to purchase a percentage of the New Securities being offered that is equal to the percentage of the outstanding Common Stock of the Company owned by such Investor on an as-converted basis (treating for this purpose as outstanding all shares of Common Stock issuable upon the full exercise of the Warrants and full conversion of the Notes then outstanding, including conversion of the maximum amount of Interest scheduled to accrue during the First Five Year Note Period (as defined in the Notes)); provided, however, that this right shall not apply to (i) equity compensation grants to employees, consultants, or directors pursuant to plans or other arrangements approved by the Board of Directors of the Company, (ii) securities issued upon the conversion or exercise of any convertible or exercisable securities that are outstanding as of the date hereof on the terms in effect on such date, (iii) the issuance of securities in connection with any underwritten public offering (excluding, for the avoidance of doubt, registered direct offerings); (iv) securities issued upon any split, dividend, combination or other similar event with respect to the capital stock of the Company; (v) securities subsequently issued upon conversion, exercise or exchange of those securities that have been issued in compliance with, or on issuance were exempt from the preemptive rights provided for in this Section 5.2, and (vi) shares of Common Stock or convertible securities issued or issuable in connection with mergers, acquisitions, strategic transactions, and debt financings approved by the Board of Directors of the Company, including the Investor Designee; provided, further, that in connection with any underwritten public offering, the Company will use reasonable best efforts to allow each Investor to purchase a sufficient amount of such offered securities so as to maintain as closely as possible such Investor’s proportionate interest in the Company on an as-converted basis as described above (disregarding any allocations of such offered securities that may be made by the underwriters to Affiliates of any Investor in the ordinary course investment business of such Affiliates). An Investor shall be deemed to have waived its rights under this Section 5.4 if such Investor shall have not delivered to the Company its written election to purchase such securities within ten (10) Business Days of receipt of the Company’s notice of such offering describing the material terms thereof (such ten (10) Business Day period, the “Offer Period”). If the Investor fail to exercise their purchase right pursuant to this Section 5.2, then the Company shall have the right, until the expiration of ninety (90) days commencing upon the expiration of the Offer Period, to issue such New Securities to one (1) or more third parties on terms no more favorable to the purchasers thereof than the terms specified in the Company’s notice of such offering to the Investor, after which the terms of this Section 5.4 shall again apply to the Company’s offering of such New Securities.

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(b)               For purposes of this Agreement, the term “New Securities” shall mean securities, contract rights, notes, obligations, options, warrants, or other rights that are directly or indirectly exercisable for, convertible into, or exchangeable for shares of Common Stock or other capital or voting stock of the Company.

5.3              Use of Proceeds. The Company will use the net proceeds from the sale of the Closing Securities to fund working capital for general corporate purposes and shall not use any of the net proceeds for acquisitions of securities issued by any other entities, loans to its officers, directors or shareholders, contributions to the capital of any Subsidiary, dividends, or redemptions or repurchases of any outstanding equity or debt. Pending the Company’s application of such net proceeds for the aforementioned purposes, the Company shall be allowed to invest such proceeds only in short-term, interest-bearing, investment-grade marketable securities or money market obligations (“Permitted Investments”).

5.4              Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries’ corporate existence, rights and franchises; provided that the Company shall not be required to preserve its corporate existence or any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Investor.

5.5              Reports by the Company. The Company covenants to make available to the Investor, within five (5) calendar days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to deliver to the Investor, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act; or, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of the Investor, the Company will promptly furnish or cause to be furnished to the Investor, copies of the information required to be delivered to the Investor pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by holders of securities such as the Closing Securities or the shares of Common Stock issuable thereunder. The Company will pay the expenses of printing and distributing to the Investor all such documents. Delivery of such reports, information and documents to the Investor is for informational purposes only and the Investor’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder. The Investor acknowledge that the Company’s provision of such documents on the Commission’s Electronic Data Gathering and Retrieval (EDGAR) website shall be deemed “delivery” of said documents for purposes of this Section 5.5.

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5.6              Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than 120% of the number of shares of Common Stock issuable upon full conversion of the Notes and exercise of the Warrants (the “Required Reserve Amount”). If at any time while any Note and/or Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

5.7              Registration Rights and Sales Under SEC Rule 144.

(a)                The Investor shall have the registration rights set forth in the Registration Rights Agreement and the Company shall comply in all respects with all of its obligations thereunder in a timely fashion.

(b)               With a view to making available to the Holder the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Issuer to the public without registration or pursuant to a registration on Form S 3, the Issuer shall:

(i)                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the Closing; and

(ii)               file with the SEC, in a timely manner, all reports and other documents required of the Issuer under the Securities Act and the Exchange Act.

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(c)                The Note Shares issued pursuant to conversion of the Notes shall be freely tradable pursuant to Rule 144 so long as the Notes were issued at least six (6) months prior to the date of the proposed sale thereof.

(d)               The Warrant Shares issued pursuant to the exercise of the Warrant shall be freely tradable pursuant to Rule 144 so long as the Warrant Shares were acquired at least six (6) months prior to the date of the proposed sale thereof.

5.8              Insurance. The Company shall maintain, with financially sound, reputable and solvent companies, insurance policies reasonably acceptable to the Investor (a) insuring their assets against loss by fire, theft and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring them against liability for personal injury and property damages relating to their assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and insuring such other matters as may from time to time be requested by the Investor, and (c) insuring them against business interruption in such amounts as the Investor shall deem appropriate in the Investor’ reasonable discretion. All general liability insurance policies shall be endorsed in favor of the Investor as additional insureds, and all casualty policies shall be endorsed in favor of the Investor as loss payees. The Company shall provide copies of all such insurance policies (or evidence thereof acceptable to the Investor) to the Investor within ten (10) Business Days following the Investor’ request for the same. The Company shall (i) deliver all such policies to the Investor promptly upon the Company’s receipt thereof, (ii) pay, or cause to be paid, all premiums for such insurance on or before the date upon which such premiums become due, (iii) upon the Investor’ request furnish to the Investor satisfactory proof of the timely making of such payments, (iv) deliver all renewal policies to the Investor promptly upon receipt thereof, and (v) use its commercially reasonable efforts to cause such policies to require the insurer to give notice to the Investor of termination of any such policy at least thirty (30) days before such termination is to be effective. If the Company fails to provide and pay for any such insurance, the Investor may, at their option, but shall not be required to, pay the same and charge the Company therefor.

5.9              Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all such Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the OTCQB Market at any time during which its Common Stock is not listed on a registered national securities exchange and shall use reasonable commercial efforts to cause its Common Stock to be authorized for quotation on the OTCQX Market or OTCBB market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the OTCQB Market, except in connection with a transfer to a registered national securities exchange or to the OTCBB or OTCQX. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.19.

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5.10          Compliance With Laws. The Company and its Subsidiaries shall at all times be in compliance with the Foreign Corrupt Practices Act; the PATRIOT Act, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations; and the laws, regulations and Executive Orders and sanctions programs administered by the OFAC, including, without limitation, the Anti-Money Laundering/OFAC Laws

5.11          Form D and Blue Sky. The Company agrees to file a Form D with respect to the Closing Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Closing Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the State of New York, and shall provide evidence of any such exemption or qualification so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Closing Securities required under applicable securities or “Blue Sky” laws of the State of New York following the Closing Date.

Article 6

NEGATIVE COVENANTS

For so long as any Note or Warrant remains outstanding or any Investor holds any Note Shares or Warrant Shares, the Company shall comply with each of the following negative covenants, unless, in any given instance, any such negative covenant is waived in writing by the Investor:

6.1              Amendments. The Company shall not amend, restate, modify, repeal or waive any provision of the Company’s Charter or Bylaws.

6.2              Change in Operations. The Company shall not change the nature or strategy of its principal business as it exists on the Closing Date.

6.3              Defaults and Breaches. The Company shall not permit to exist any default or breach of any contract provision beyond any grace period provided for in any contract if the breach or default may result in any liability on the part of the Company excess of $10,000 or an amount in excess of $10,000 becoming due and payable by the Company prior to its contractually stated maturity.

6.4              Investments and Acquisitions. Other than Permitted Investments, the Company shall not invest in, acquire any interest in (including the acquisition of assets out of the ordinary course of business), or otherwise divert any of the funds of the Company to, any Person.

6.5              Certain Debt. Except for Indebtedness evidenced in favor of the Investor, the Company shall not incur or suffer to exist any Indebtedness other than as described in the Company’s SEC Form 10K for the period ended December 31, 2011 and SEC Form 10Q for the period ended March 31, 2012 (“Existing Loan Facilities”).

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6.6              Liens and Encumbrances. The Company shall not create, incur, assume or suffer to exist any Lien on its assets or properties now owned or hereafter acquired other than pursuant to the transactions contemplated by the Transaction Documents and the Existing Loan Facility.

6.7              Sale-Leaseback Transactions. The Company shall not enter into directly or indirectly any sale-leaseback transactions with any other Person.

6.8              Guarantees and Loans. The Company shall not guarantee or endorse any obligation of, or make any advance or loan to, any Person, or assume any contingent liability of any Person.

6.9              Related Party Transactions. The Company shall not enter into or commit directly or indirectly to any transaction, agreement or arrangement with any Affiliate of the Company or to any manager, member, shareholder, officer, director or employee of the Company or any Affiliate of the Company unless such transaction, agreement or arrangement is consummated on arms-length terms and is approved by the Company’s Board of Directors.

6.10          Distributions; Redemptions. The Company shall not directly or indirectly (a) declare or pay any dividend or distribution to any equityholder of the Company or (b) redeem, purchase, retire or otherwise extinguish any shares of the Company’s capital stock or securities convertible into shares of the Company’s capital stock (except as required by any of the Transaction Documents).

6.11          Equity Issuance. As long as the Note is outstanding, the Company shall not issue any capital stock or debt or equity securities convertible into capital stock without the Investor’ prior written consent, which consent shall not be unreasonably withheld; provided, that the Company shall be permitted to issue shares of Common Stock without requiring such consent to (a) employees, consultants and advisors of the Company pursuant to incentive equity arrangements that are approved by the Compensation Committee of the Board of Directors and (b) holders of Options or Convertible Securities that are outstanding on the Closing Date, upon the exercise or conversion of such Options or Convertible Securities, upon the terms of such securities existing on the date of this Agreement.

6.12          Sale of Assets. The Company shall not sell, lease, license or otherwise transfer any assets used or held for use in the Company’s business outside of the ordinary course of business.

6.13          Capital Expenditures. The Company shall not incur or contract to incur any capital expenditures outside of the ordinary course of the Company’s business in excess of $25,000 individually or in the aggregate over any twelve (12) month period (provided that, for the avoidance of doubt, purchases of computers, software, cable boxes, computer peripherals and the like, whether or not expensed for tax purposes shall be considered capital expenditures within the ordinary course of the Company’s business).

6.14          Certain Business Practices. The Company shall not (a) use any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violate any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) make any other unlawful payment in connection with the Company’s business.

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6.15          Loss of Collateral. The Company shall not incur the loss, theft, damage or destruction of an aggregate of more than Ten Thousand Dollars ($10,000) in fair market value of, or the sale, lease (except as permitted hereby), or furnishing under a contract of service of any of, its assets, which loss, theft, damage or destruction is not covered by insurance.

6.16          Subsidiaries. The Company shall not create, establish or acquire any direct or indirect Subsidiary.

6.17          Liquidation. The Company shall not liquidate, dissolve or effect a sale or reorganization in any form of transaction or otherwise alter its legal status.

6.18          Equipment. The Company shall not (a) permit any of its assets to become fixtures to real property unless such real property is owned by the Company and is subject to a first mortgage in favor of the Investor, or if such real property is leased, is subject to a landlord’s agreement in favor of the Investor on terms acceptable to the Investor, or (b) permit any of its assets to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of the Investor.

Article 7

MISCELLANEOUS

7.1              Definitions. As used herein, the following terms shall have the respective meanings set forth below or provided for in the section of this Agreement referred to below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)                “Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns (on a fully diluted basis) ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Indebtedness or equity securities, by contract or otherwise.

(b)               “Knowledge” shall mean, and shall for all purposes be construed as, the collective knowledge of the directors, officers, and management personnel of the Company and its Subsidiaries after reasonable investigation.

(c)                “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, priority, security interest, lien (statutory or otherwise), claim or encumbrance, or preference, priority or other security arrangement held or asserted in respect of any asset, contractual deposit arrangement, whether imposed by statute or otherwise, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) and any contingent or other agreement to provide any of the foregoing or any other type of preferential arrangement for the purpose, or having the effect of, protecting a creditor against loss or securing the payment or performance of any obligation.

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(d)               “MAC” shall mean a material adverse effect or change (a) on the business, operations, properties, assets or condition (financial or otherwise) of the Company or its Subsidiaries, (b) on the ability of the Company to pay or perform its obligations under this Agreement or any of the other Transaction Documents, or (c) on the rights, privileges, attributes and remedies of any holder of the Notes or any of the other Transaction Documents.

(e)                “Market MAC” shall mean (i) any material disruption or material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iii)  any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by any U.S. federal or New York authorities; or (v) any material disruption of settlements of securities, payment or clearance services in the United States.

7.2              Expenses.

(a)                The Company will pay and bear full responsibility for the reasonable legal fees and other out-of-pocket costs and expenses of the Investors attributable to the negotiation and consummation of the transactions contemplated hereby and in the other Transaction Documents, including without limitation all costs and expenses attributable to legal due diligence, intellectual property due diligence and healthcare regulatory due diligence, up to an aggregate amount of $150,000. All legal fees and other out-of-pocket costs and expenses in excess of $150,000 shall only be the responsibility of the Company to the extent the Company provides its written consent to the same, which consent shall not be unreasonably withheld, delayed or conditioned

The Company shall pay or shall direct the Investor to disburse from the Purchase Price on behalf of the Company, $1,500 directly to counsel to the Investor towards the legal fees and expenses of the Investor in connection with the negotiation and consummation of the transactions contemplated hereby and in the other Transaction Documents. Any legal fees and other out-of-pocket costs and expenses of the Investor in such regard (other than those incurred in connection with the enforcement of the Note, Warrant or other Transaction Documents) shall be the responsibility of the Investor. The Company shall bear all of its own legal fees and expenses, transaction costs, filing fees, costs associated with the issuance of the Note, Warrant, Note Shares and Warrant Shares and those otherwise incurred in connection with the negotiation and consummation of the transactions contemplated hereby and in the other Transaction Documents. The Company shall pay all filing fees, costs and taxes with respect to the registration, transfer, listing and issuance of the Closing Securities, the Note Shares and the Warrant Shares and all legal costs of its counsel with respect to any and all opinion letters issued or to be issued in connection with the issuance of the Closing Securities, conversion of the Note, exercise of the Warrant and sale of the Note Shares and Warrant Shares.

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(b)                The Company further agrees that it will pay, and will save the Investor harmless from, any and all liabilities, costs and expenses incurred by the Investor in connection with the ownership of the Closing Securities including, without limitation, any amendment or waiver of, or enforcement of, any Transaction Document relating to the transactions contemplated hereby.

(c)                The Company further agrees that it will pay, and will save the Investor harmless from, any and all Liabilities with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Transaction Documents or any modification, amendment or alteration of the terms or provisions of the Transaction Documents (excluding any taxes on the income or gain of the Investor).

7.3              Further Assurances. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investor to carry out the provisions and purposes of this Agreement and the other Transaction Documents.

7.4              Remedies. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other Transaction Documents shall have been breached by a party, the other parties may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or any of the other Transaction Documents, and may exercise all remedies under the Closing Securities.

7.5              Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto, the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

7.6              Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns. Subject to applicable federal, state and provincial securities laws and regulations, the Investor may freely assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the Company.

7.7              Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto (including the other Transaction Documents) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

7.8              Notices. All notices, requests, demands, claims, consents and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier and confirmed by either the following two methods, (c) sent by nationally-recognized overnight courier service guaranteeing next business day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

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(i)              if to the Company, to:

Players Network
1771 E. Flamingo Road, Suite 201A
Las Vegas, NV 89119
Attn:_________________

with a copy to:

[__________________]

and

(ii)             if to the Investor, to

Continental Equities, LLC
888 7th Avenue, 20th Floor
New York, NY 10106

with a copy to:

Edwards Angell Palmer & Dodge LLP
750 Lexington Avenue
New York, NY 10022
Attn: Barry J. Bendes, Esq.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) when delivered, if personally delivered; (B) when sent, if sent by telecopy on a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), but only if a duplicate thereof is dispatched in one of the methods provided clauses (C) or (D); (C) on the next business day after dispatch, if sent by nationally recognized, overnight courier service guaranteeing next business day delivery; and (D) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail and delivered to the United States Postal Service, postage prepaid.

7.9              Amendments, Modifications, Terminations and Waivers. The terms and provisions of this Agreement and the Closing Securities may not be modified, amended or terminated, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by both the Company and the Investor. Oral amendments, oral waivers and purported oral terminations are void. The parties expressly acknowledge and agree that the representations and warranties and the covenants contained herein constitute an integral component of the transactions contemplated by the this Agreement and the Transaction Documents and the parties shall be entitled to withhold their consent in their sole and absolute discretion with respect to any future requests for waivers of and/or modifications to such representations, warranties and covenants (it being understood and affirmed that it is the intent of the parties that the affirmative and negative covenants of the Company in Articles 5 and 6 shall continue to apply following the conversion of the Notes and exercise of the Warrants, for so long as any Investor continues to hold Note Shares or Warrant Shares, as the case may be).

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7.10          Governing Law; Waiver of Jury Trial.

(a)                All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)               BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

7.11          No Third Party Beneficiaries or Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Investor to enter into this Agreement and the other Transaction Documents (and the Company acknowledges that the Investor have expressly relied thereon) and (b) are solely for the benefit of the Investor. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company other than the Investor or its successors or assigns) or anyone acting on behalf of any holder thereof other than the Investor or its successors or assigns shall be a third-party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Investor or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

7.12          Publicity. Neither the Investor nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Investor and those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing, the parties hereto may, in documents required to be filed by it with the Commission or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable.

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7.13          Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as to not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.14          Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The annexes, exhibits and schedules attached hereto are hereby made part of this Agreement in all respects.

7.15          Construction and Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Exhibits refer to the Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Company and the Investor acknowledge that the Company and its independent counsel and the Investor and its independent counsel have jointly reviewed and been involved in the drafting and negotiation of this document and the other Transaction Documents. Accordingly, this Agreement and the other Transaction Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

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7.16          Counterparts; Facsimile and Electronic Signatures. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart. Transmission of an executed copy of a counterpart or counterpart signature page by facsimile, digital or electronic means shall constitute delivery of the executed counterpart when so transmitted. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for an executed counterpart (or facsimile, digital or electronic copy thereof) of the party to be charged.

7.17          Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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Signature Page to Note and Warrant Purchase Agreement
Players Network
July ___, 2012

IN WITNESS WHEREOF, each of the undersigned has duly executed this Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

Players Network a Nevada Corporation

By: ____________________________________
Name:
Title:

INVESTOR:

Continental Equities LLC
a New York Limited Liability Company

By: ____________________________________
Name:
Title:

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